SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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[  ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[  ] Definitive Proxy Statement
[ X] Definitive Additional Materials
[  ] Soliciting Material Pursuant to Rule 14a-12


MIPS TECHNOLOGIES, INC.
(Name of Registrant as Specified in its Charter)

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On October 14, 2003, the Company issued a press release relating to its definitive proxy statement. A copy of the press release follows.

Media Contact:                            Investor Contact:
Lee Garvin Flanagin                       Bonnie Gardiner
MIPS Technologies, Inc.                   MIPS Technologies, Inc.
Corporate Communications                  Investor Relations
(650) 567-5180                            (650) 567-7007
flanagin@mips.com                         bonnieg@mips.com


IRS Issues Favorable Ruling Regarding Combination
Of Outstanding "MIPS, MIPSB" Common Stock

MOUNTAIN VIEW, Calif., October 14, 2003 - MIPS Technologies, Inc., a leading provider of industry standard processor architectures and cores for digital consumer and business applications, announced today that the Internal Revenue Service has issued a favorable private letter ruling to Silicon Graphics, Inc. ("SGI") stating that MIPS Technologies' proposed reclassification of its Class A common stock and Class B common stock as a single class of common stock would not affect the qualification of SGI's June 2000 distribution of MIPS Technologies' Class B common stock to its shareholders as a tax-free distribution. The receipt of the IRS letter ruling removes one of the conditions that MIPS Technologies had established for its proceeding to recombine the two classes of its common stock.

Recombination of the two classes of MIPS Technologies' common stock requires stockholder approval on a class-by-class basis, which is being sought at MIPS Technologies' annual stockholder meeting to be held on November 12, 2003. Information on the proposal is provided in MIPS Technologies' Definitive Proxy Statement dated September 29, 2003, which is on file with the Securities and Exchange Commission, and a copy of which can be viewed on the company's website at www.mips.com/content/Corporate/InvestorRelations/FiscalYear2003Documents.
If the requisite stockholder approval is obtained, MIPS Technologies intends to complete the reclassification of its common stock promptly after the meeting.

About MIPS Technologies
MIPS Technologies, Inc. is a leading provider of industry-standard processor architectures and cores for digital consumer and business applications. The company drives the broadest architectural alliance that is delivering 32- and 64-bit embedded RISC solutions. The company licenses its intellectual property to semiconductor companies, ASIC developers and system OEMs. MIPS Technologies and its licensees offer the widest range of robust, scalable processors in standard, custom, semi-custom and application-specific products. The company is based in Mountain View, Calif., and can be reached at +1 (650) 567-5000 or www.mips.com.

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MIPS is a registered trademark in the United States and other countries of MIPS Technologies, Inc. All other trademarks referred to herein are he property of their respective owners.